Exhibit 99.2
EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenue	$327,236	$307,641	$1,276,879	$1,160,351

Costs and expenses:
Cost of operations	180,024	171,257	717,047	666,431
Development and engineering	14,716	15,682	58,494	54,161
Sales, marketing, general and administrative	85,270	78,973	333,288	324,027
Depreciation and amortization	18,827	16,843	71,767	57,765
Legal expense	3,488	2,653	17,835	9,230
Restructuring and integration charge	—	—	—	4,535
Loss (gain) on investments	2,723	—	6,365	(457)
Interest income	8,149	4,211	21,531	18,717
Interest expense	4,652	4,824	16,324	19,253
Other expense (income), net	—	—	3,765	(121)

Income before income tax (benefit) provision and minority interest	25,685	21,620	73,525	44,244
Income tax (benefit) provision	(8,037)	1,931	(357)	4,910
Minority interest in WebMD Health Corp., net of tax	870	—	908	—

Net income	$32,852	$19,689	$72,974	$39,334

Net income per common share:
Basic and diluted	$0.09	$0.06	$0.21	$0.12

Weighted-average shares outstanding used in computing net income per common share:
Basic	348,261	312,745	341,747	320,080

Diluted	355,782	333,576	352,852	333,343

EMDEON CORPORATION
CONSOLIDATED SEGMENT INFORMATION
(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues
Emdeon Business Services	$191,102	$182,126	$758,851	$686,585
Emdeon Practice Services	77,062	76,412	304,175	296,115
WebMD	49,104	39,139	168,238	134,317
Porex	18,461	18,556	79,124	77,099
Inter-segment eliminations	(8,493)	(8,592)	(33,509)	(33,765)

	$327,236	$307,641	$1,276,879	$1,160,351

Earnings before restructuring, interest, taxes, non-cash and other items (“Adjusted EBITDA”)
Emdeon Business Services	$39,913	$41,320	$154,512	$131,834
Emdeon Practice Services	9,166	5,555	29,378	14,533
WebMD (a)	12,446	8,735	27,546	26,307
Porex	4,678	5,510	22,524	22,650
Corporate (a)	(13,854)	(13,724)	(50,301)	(51,791)

	$52,349	$47,396	$183,659	$143,533

Adjusted EBITDA per basic common share (b)	$0.15	$0.15	$0.54	$0.45

Adjusted EBITDA per diluted common share (b)	$0.15	$0.14	$0.52	$0.43

Restructuring, interest, taxes, non-cash and other items (c)
Depreciation and amortization	$(18,827)	$(16,843)	$(71,767)	$(57,765)
Amortization of non-cash advertising and distribution services	(3,871)	(3,933)	(10,870)	(18,826)
Non-cash stock-based compensation	(1,252)	(1,734)	(4,739)	(8,975)
Legal expense	(3,488)	(2,653)	(17,835)	(9,230)
(Loss) gain on investments	(2,723)	—	(6,365)	457
Restructuring and integration charge	—	—	—	(4,535)
Interest income	8,149	4,211	21,531	18,717
Interest expense	(4,652)	(4,824)	(16,324)	(19,253)
Other (expense) income, net	—	—	(3,765)	121
Minority interest in WebMD Health Corp., net of tax	(870)	—	(908)	—
Income tax benefit (provision)	8,037	(1,931)	357	(4,910)

Net income	$32,852	$19,689	$72,974	$39,334

Net income per common share:
Basic and diluted	$0.09	$0.06	$0.21	$0.12

Weighted-average shares outstanding used in computing net income per common share:
Basic	348,261	312,745	341,747	320,080

Diluted	355,782	333,576	352,852	333,343

(a)	Adjusted EBITDA during prior periods, for the Corporate and WebMD segments, has been reclassified to conform to the current period presentation.

(b)	Adjusted EBITDA per basic and diluted common share is based on the weighted-average shares outstanding used in computing net income per common share (basic and diluted).

(c)	Reconciliation of Adjusted EBITDA to net income.

EMDEON CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	December 31,	December 31,
	2005	2004
	(Unaudited)
Assets
Cash and cash equivalents	$159,510	$46,019
Short-term investments	267,387	61,675
Accounts receivable, net	233,070	204,447
Inventory	14,251	14,367
Prepaid expenses and other current assets	34,615	40,224

Total current assets	708,833	366,732

Marketable debt securities	—	511,864
Marketable equity securities	4,481	4,017
Property and equipment, net	116,032	89,677
Goodwill	1,075,549	1,010,564
Intangible assets, net	240,510	260,509
Other assets	50,278	48,871

Total Assets	$2,195,683	$2,292,234

Liabilities and Stockholders’ Equity
Accounts payable	$11,611	$17,366
Accrued expenses	186,381	198,311
Deferred revenue	115,840	99,543

Total current liabilities	313,832	315,220

Convertible notes	650,000	649,999
Other long-term liabilities	15,353	4,500

Minority interest in WebMD Health Corp.	43,229	—

Convertible redeemable exchangeable preferred stock	98,533	98,299

Stockholders’ equity	1,074,736	1,224,216

Total Liabilities and Stockholders’ Equity	$2,195,683	$2,292,234

EMDEON CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Years Ended
	December 31,
	2005	2004
Cash flows from operating activities:
Net income	$72,974	$39,334
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,767	57,765
Minority interest in WebMD Health Corp., net of tax	908	—
Amortization of debt issuance costs	2,541	2,975
Non-cash advertising and distribution services	10,870	18,826
Non-cash stock-based compensation	4,739	8,975
Bad debt expense	6,410	3,606
Loss (gain) on investments	6,365	(457)
Gain on sale of property and equipment	—	(121)
Loss on redemption of convertible debt	1,902	—
Non-cash reversal of income tax valuation allowance	444	—
Changes in operating assets and liabilities:
Accounts receivable	(30,613)	(16,152)
Inventory	(224)	(1,077)
Prepaid expenses and other, net	2,683	3,514
Accounts payable	(6,074)	5,577
Accrued expenses and other long-term liabilities	7,526	(43,703)
Deferred revenue	9,068	10,982

Net cash provided by operating activities	161,286	90,044

Cash flows from investing activities:
Proceeds from maturities and sales of available-for-sale securities	1,063,606	1,408,091
Purchases of available-for-sale securities	(758,687)	(1,308,303)
Purchases of property and equipment	(62,645)	(38,800)
Proceeds received from sale of property and equipment	400	417
Cash paid in business combinations, net of cash acquired	(93,742)	(249,557)

Net cash provided by (used in) investing activities	148,932	(188,152)

Cash flows from financing activities:
Proceeds from issuance of common stock	48,571	38,052
Purchases of treasury stock under repurchase program	(21,246)	(32,110)
Purchases of treasury stock in Tender Offer	(549,268)	—
Net proceeds from issuance of convertible debt	289,875	—
Issuance of WebMD Health Corp. Class A common stock	123,344	—
Net proceeds from issuance of preferred shares	—	98,115
Redemption of convertible debt	(86,694)	—
Payments of notes payable and other	(631)	(602)

Net cash (used in) provided by financing activities	(196,049)	103,455

Effect of exchange rates on cash	(678)	1,024

Net increase in cash and cash equivalents	113,491	6,371
Cash and cash equivalents at beginning of period	46,019	39,648

Cash and cash equivalents at end of period	$159,510	$46,019